Exhibit 99.1

XL Fleet Acquires World Energy Efficiency Services to Accelerate Fleet Electrification Adoption and Expand Charging Infrastructure Offering

Bolt-on acquisition enables customers to deploy more charging infrastructure at their facilities more rapidly and with a lower total cost of ownership

Expands XL Fleet’s EV charging infrastructure capabilities and unlocks additional energy management and savings services for customers

Expanded platform enables additional sales opportunities for existing and potential XL Fleet customers

Profitable business with $18 million of revenue generated in 2020

BOSTON, May 17, 2021 – XL Fleet Corp. (NYSE: XL) (“XL Fleet” or the “Company”), a leader in fleet electrification solutions for commercial and municipal fleets, today announced the acquisition of World Energy Efficiency Services, LLC (“World Energy”) for total cash and stock consideration of approximately $16 million.

World Energy is a leading provider of energy efficiency, renewable technology, electric vehicle charging station and other energy solutions to customers across the New England region. By leveraging its comprehensive solutions in combination with utility incentive programs, project management and financing, World Energy assists companies throughout all aspects of the electrification process. The company provides full-service EV charger installations, including the assessment of a location’s electrical infrastructure, site layout of the charging area plan and equipment installation.

“Availability of robust electric vehicle charging and infrastructure solutions is critical to meeting the long-term fleet electrification goals of the global industry and our customers,” said Tod Hynes, Founder and President of XL Fleet. “Some of our largest customers have identified that fleet facility power constraints create a unique and large challenge when trying to charge dozens and even hundreds of vehicles at the same location. The team at World Energy is filled with experts that can help solve this problem by incorporating energy efficiency measures and solar power, while integrating EV charging to increase the amount of energy available for fleet vehicle charging.”

“We remain focused on eliminating barriers to electrification, and are committed to making it easier, cheaper and simpler for companies to electrify their fleets,” continued Mr. Hynes. “We are incredibly excited to bring World Energy’s experience and expertise in house. This transaction reflects a highly complementary addition to our XL Grid offering, improving our ability to reduce the total cost of ownership for the charging infrastructure needed to power fleet vehicles.”

“The highly strategic bolt-on acquisition is consistent with our growth strategy, our focus on electrification as a service, and was enabled by our new public platform with more than $400 million of cash,” said Dimitri Kazarinoff, Chief Executive Officer of XL Fleet. “As our customers look to install and operationalize their electric fleets, they will need seamless electric charging infrastructure. Our customers will greatly benefit from the supplementary energy efficiency services that we will gain with the acquisition of World Energy and its experienced team. World Energy amplifies the value of our XL Grid division by embedding critical charging solutions to deliver energy and cost savings to our expanding base of customers.”

“World Energy’s track record of winning in the energy efficiency utilities space within the U.S. market positions us to bring incredible value to XL Fleet’s suite of fleet electrification and charging infrastructure solutions,” said Rick Galipeau, President of World Energy. “We are tremendously excited about joining the XL Fleet team and bringing our commercial relationships to their world-class platform.”

Transaction & Financial Overview

Total consideration for the World Energy acquisition is approximately $16 million, comprised of $8.0 million in cash paid on the closing date and the obligation to issue newly issued shares of XL Fleet common stock valued at $7.0 million. The purchase price is subject to an adjustment for closing date net working capital and an additional earn out payment of $1.0 million payable based on the achievement of World Energy’s 2021 revenue target.

World Energy generated $18 million of total revenue and was free cash flow positive for full-year 2020. The transaction was approved by both companies' Boards of Directors and was closed effective May 17, 2021.

Conference Call Information

The XL Fleet management team will host a conference call to discuss its first quarter 2021 financial results and the World Energy acquisition on Monday, May 17, 2021 at 5:00 p.m. Eastern Time. The call can be accessed live over the telephone by dialing 855-327-6837, or for international callers, 631-891-4304 and referencing XL Fleet. Alternatively, the call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of The Company’s website at www.xlfleet.com. A replay will be available shortly after the call and can be accessed by dialing 844-512-2921, or for international callers, 412-317-6671. The passcode for the replay is 10014684. The replay will be available until May 31, 2021. An archive of the webcast will be available for a period of time shortly after the call on the Investor Relations section of the Company’s website at www.xlfleet.com.

About XL Fleet Corp.

XL Fleet is a leading provider of vehicle electrification solutions for commercial and municipal fleets in North America, with more than 150 million miles driven by customers such as The Coca-Cola Company, Verizon, Yale University and the City of Boston. XL Fleet’s hybrid and plug-in hybrid electric drive systems can increase fuel economy up to 25-50 percent and reduce carbon dioxide emissions up to 20-33 percent, decreasing operating costs and meeting sustainability goals while enhancing fleet operations. XL Fleet’s plug-in hybrid electric drive system was named one of TIME magazine's best inventions of 2019. For additional information, please visit www.xlfleet.com.

About World Energy Efficiency Services

World Energy Efficiency Services is an industry leader in the delivery of turnkey energy efficiency, renewable technology, electric vehicle charging station and other cutting-edge energy solutions. Our organization is focused on improving the overall energy efficiency of our clients, translating directly into significant bottom-line savings. By making energy-efficiency upgrades and adding sophisticated controls to lighting, heating, ventilation, air conditioning, refrigeration, and process equipment, clients can expect a material reduction in energy use, a 30-60% decrease in monthly utility costs, and a smaller carbon footprint. By combining comprehensive energy-efficiency solutions with utility incentive programs, project management and financing, World Energy Efficiency Services removes the barriers which can deter its customers from becoming more energy efficient, adopting solar solutions, and/or implementing electric vehicle charging stations.

For more information about World Energy Efficiency Services, see www.WorldEnergyES.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to failure to realize the anticipated benefits from the business combination; the effects of pending and future legislation; the highly competitive nature of the Company’s business and the commercial vehicle electrification market; litigation, complaints, product liability claims and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; the potential loss of certain significant customers; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability to convert its sales opportunity pipeline into binding orders; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 31, 2021, as amended and supplemented by the 10-K/A filed May 17, 2021 and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

XL Fleet Media Contact:

PR@xlfleet.com

XL Fleet Investor Contact:

xlfleetIR@icrinc.com

World Energy Efficiency Services Contact:

info@worldenergyes.com

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